UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on Current Report on Form 8-K filed on September 14, 2021, LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”), entered into (i) a dealership asset purchase agreement (the “MAR APA”) with Pinellas Park Luxury Imports, LLC, a Florida limited liability company, Alan J. Wildstein (“Principal”) and Tampa Bay Luxury Imports, LLC, a Florida limited liability company (“TBLI”), to acquire the assets related to TBLI’s ownership and operation of a franchised Maserati and Alfa Romeo motor vehicle dealership located at 3033 Gandy Boulevard, Pinellas Park, Florida 33782 (the “MAR Dealership”), (ii) a dealership asset purchase agreement (the “AJN APA”) with Sebring N, LLC, a Florida limited liability company, Principal and Alan Jay Nissan, Inc., a Florida corporation (“AJN”), to acquire the assets related to AJN’s ownership and operation of a franchised Nissan motor vehicle dealership located at 1700 Flare Road, Sebring, Florida 33872 (the “AJN Dealership”), (iii) a dealership asset purchase agreement (the “AJFL APA”) with Sebring FRD, LLC, a Florida limited liability company, Wauchula FRD, LLC, a Florida limited liability company, Principal, Alan Jay Ford Lincoln Mercury, Inc., a Florida corporation (“AJFLM”) and Alan Jay Ford of Wauchula, Inc., a Florida corporation (“AJFW”), to acquire the assets related to AJFLM’s ownership and operation of a franchised Ford and Lincoln motor vehicle dealership located 3201 US Highway 27S, Sebring, Florida 33870 (the “AJFLM Dealership”) and AJFW’s ownership and operation of a franchised Ford and Lincoln motor vehicle dealership located at 1031 US Highway 17N, Wauchula, Florida 33873 (the “AJFW Dealership”), (iv) a dealership asset purchase agreement (the “AJT APA”) with Sebring TYT, LLC, a Florida limited liability company, Principal and Alan Jay Import Center, Inc., a Florida corporation (“AJIC”), to acquire the assets related to AJIC’s ownership and operation of a franchised Toyota motor vehicle dealership located at 404 US Highway 27 N, Sebring, Florida 33870 (the “AJT Dealership”), (v) a dealership asset purchase agreement (the “CDJR APA”) with Sebring CHBGC, LLC, a Florida limited liability company, Wauchula CH, LLC, a Florida limited liability company, Wauchula CHY, LLC, a Florida limited liability company, Clewiston CHY, LLC, a Florida limited liability company, Sebring PO, LLC, a Florida limited liability company, Principal, Clewiston Motor Company, Inc., a Florida corporation (“CMC”), Alan Jay Enterprises, Inc. a Florida corporation (“AJE”), Alan Jay Chevrolet-Cadillac, Inc., a Florida corporation (“AJCC”) and Sebring Commercial Investments, Inc., a Florida corporation (“SCI”), to acquire the assets related to CMC’s ownership and operation of a franchised Chrysler Dodge Ram Jeep motor vehicle dealership located at 202 W Sugarland Highway, Clewiston, Florida 33440 (the “Clewiston CDJR Dealership”), AJE’s ownership and operation of the Alan Jay Chrysler Dodge Ram Jeep of Wauchula franchised motor vehicle dealership (the “CDRJW Dealership”) and the Alan Jay Chevrolet of Wauchula franchised motor vehicle dealership (the “AJCW Dealership”), AJCC’s ownership and operation of a franchised Chevrolet Buick GMC Cadillac motor vehicle dealership located at 441 US Highway 27 N, Sebring, Florida 33870 (the “SCBGC Dealership”) and SCI’s ownership and operation of a preowned motor vehicle dealership located at 2671 US Highway 27 S #2127, Sebring, Florida 33870 (the “Preowned Dealership”), (vi) a dealership asset purchase agreement (the “AJK APA” and, together with the MAR APA, the AJN APA, the AJFL APA, the AJT APA and the CDJR APA, the APAs”) with Sebring K, LLC, a Florida limited liability company, Principal and Alan Jay Chrysler Jeep, Inc., Inc., a Florida corporation (“AJCJ”), to acquire the assets related to AJCJ’s ownership and operation of a franchised Kia motor vehicle dealership located at 401 US Highway 27 N, Sebring, Florida 33870 (the “AJK Dealership” and, together with the MAR Dealership, the AJN Dealership, the AJFLM Dealership, the AJFW Dealership, the AJT Dealership, the Clewiston CDJR Dealership, the CDRJW Dealership, the AJCW Dealership and the Preowned Dealership, the “Dealerships”).

On February 16, 2022, the Company’s acquisition of the Dealership was terminated in accordance with the terms of the APAs. In connection with the termination of the APAs, an entity controlled by the Principal was entitled to retain earnest money deposits in an aggregate amount equal to Two Million Five Hundred Dollars ($2,000,500). The description of the APAs and the transactions contemplated thereby are incorporated by reference to the Company’s Current Report on Form 8-K filed on September 14, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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